EXHIBIT 5.2

May 11, 2010

TO:	UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:	CENOVUS ENERGY INC. REGISTRATION STATEMENT ON FORM F-10

We hereby consent to the use of and reference to our name and our reports,  and the inclusion and  incorporation  by reference of information  derived from our reports  evaluating a portion of Cenovus Energy Inc.’s petroleum and natural gas reserves and contingent resources as at December  31, 2009, in the registration statement on Form F-10 of Cenovus Energy Inc.

Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.

/s/ P.A. Welch P. Eng.

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P.A. Welch, P. Eng.

President & Managing Director

Calgary, Alberta